Exhibit 99

Item 6. Exhibit (99)

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Annual Report on Form 10-K for the year ended December 31, 2002 filed by Washington Real Estate Investment Trust with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 11, 2003	/s/ EDMUND B. CRONIN, JR.
Edmund B. Cronin, Jr. Chairman of the Board, President & CEO

Dated: March 11, 2003	/s/ LAURA M. FRANKLIN
Laura M. Franklin Senior Vice President Accounting, Administration and Corporate Secretary

Dated: March 11, 2003	/s/ SARA L. GROOTWASSINK
Sara L. Grootwassink Chief Financial Officer